UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 14, 2004 (December 8, 2004)
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Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
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(Exact name of registrant as specified in its charter)

California                   000-20862               33-0309110
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(State or other jurisdiction       (Commission File Number)        (IRS Employer
of incorporation)                                    Identification No.)

9590 Foothill Boulevard, Rancho Cucamonga, California             91730
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(Address of principal executive offices)                   (Zip Code)

(909) 581-1668
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(Registrant’s telephone number, including area code)

Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02      The Election of a New Director

On December 8, 2004, the Board of Directors of Vineyard National Bancorp (the "Company") appointed James G. LeSieur, III as a director of the Company. The addition of Mr. LeSieur to the Board of Directors of the Company increases the total number of directors to seven members.

Mr. LeSieur served as the Chief Executive Officer of Sunwest Bank from 1991 to 2003. Mr. LeSieur has over twenty-five years in community banking experience at Sunwest Bank including serving as Chief Financial Officer prior to his role as Chief Executive Officer.  Mr. LeSieur has a masters in business administration from the Wharton School, University of Pennsylvania, and is currently the Director of the Leatherby Center for Entrepreneurship and Business Ethics at Chapman University and a member of the Board of Directors of Banker Benefits, a subsidiary of the California Bankers Association.

There are no arrangements or understandings between Mr. LeSieur and any other person pursuant to which Mr. LeSieur was selected as a director. There are no related party transactions between the Company and Mr. LeSieur. Mr. LeSieur has not previously held any positions with the Company or Vineyard Bank, the operating subsidiary of the Company. Mr. LeSieur has no family relations with any directors or executive officers of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: December 14, 2004	By:	/s/ Gordon Fong
Gordon Fong
Senior Vice President and Chief Financial Officer

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